UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2024

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously announced on March 19, 2024, Aquestive Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and the underwriters named therein (the “Underwriters”), pursuant to which the Company issued and sold, in an underwritten public offering completed on March 22, 2024, 16,666,667 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $4.50 per share. In addition, under the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 2,500,000 shares of Common Stock at the public offering price, less underwriting discounts and commissions.

On April 22, 2024, the Underwriters purchased 559,801 shares of Common Stock to cover over-allotments in the Offering, bringing the total gross proceeds to the Company from the Offering to approximately $77.5 million, before deducting underwriting commissions and other offering expenses payable by the Company. All of the shares of Common Stock sold in the Offering, including the over-allotment shares, were offered by the Company.

Leerink Partners and Piper Sandler acted as joint bookrunning managers for the Offering. Oppenheimer & Co. acted as lead manager for the Offering. H.C. Wainwright & Co. and Brookline Capital Markets, a division of Arcadia Securities, LLC, acted as financial advisors to the Company.

The securities were offered by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-254775) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on April 5, 2021. A final prospectus supplement and accompanying prospectus relating to the Offering was filed with the SEC on March 21, 2024 and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the Offering may also be obtained by contacting: Leerink Partners, LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com, and Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at (800) 747-3924, or by email at prospectus@psc.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2024	Aquestive Therapeutics, Inc.

	By:	/s/ A. Ernest Toth, Jr
Name: A. Ernest Toth, Jr.
Title: Chief Financial Officer